NORTHERN INSTITUTIONAL FUNDS

(the “Trust”)

AMENDED AND RESTATED PLAN PURSUANT TO

RULE 18f-3 FOR OPERATION OF

A MULTI-CLASS SYSTEM

I. INTRODUCTION

This Amended and Restated Plan pursuant to Rule 18f-3 for operation of a multi-class system supersedes the prior Rule 18f-3 Plan approved by the Board of Trustees of the Trust, effective May 16, 2024.

II. ATTRIBUTES OF CLASSES

A.	Generally

The Trust may offer (a) four classes of shares — Shares, Service Shares, Premier Shares and Siebert Williams Shank Shares – in the U.S. Government Select Portfolio and Treasury Instruments Portfolio (each a “Portfolio”); and (b) three classes of shares — Shares, Service Shares and Premier Shares — in the U.S. Government Portfolio and Treasury Portfolio (each a “Portfolio,” collectively with the U.S. Government Select Portfolio and Treasury Instruments Portfolio, the “Money Market Portfolios”).

In general, shares of each class will be identical except for different expense variables (which may result in different returns for each class), certain related rights or certain transfer agency and shareholder services as described below. More particularly, each class of each Money Market Portfolio will represent interests in the same portfolio of investments of the particular Portfolio, and will be identical in all respects, except for: (a) the impact of (i) expenses assessed to the Service Shares and Premier Shares classes pursuant to the Service Plan for the Service Shares and the Premier Shares (the “Money Market Non-12b-1 Plan”) adopted for those classes, if any, (ii) transfer agency fees or (iii) any other incremental expenses identified from time to time that should be properly allocated to one class so long as any changes in expense allocations are reviewed and approved by a vote of the Board of Trustees, including a majority of the independent Trustees; (b) the fact that (i) the Service Shares class shall vote exclusively on any matter submitted to holders of the Service Shares class that pertains to the Money Market Non-12b-1 Plan adopted for that class; (ii) the Premier Shares class shall vote exclusively on any matter submitted to shareholders of the Premier Shares class that pertains to the Money Market Non-12b-1 Plan adopted for that class; and (iii) each class shall vote separately on any matter submitted to shareholders that pertains to the class expenses borne by that class; (c) the exchange privileges of each class of shares; (d) the designation of each class of shares of a Portfolio; and (e) the different transfer agency and shareholder services relating to a class of shares.

B.	Distribution Arrangements/Shareholder Services/Expenses/Sales Charges

Shares of the Money Market Portfolios

Shares of the Money Market Portfolios will be available for purchase by The Northern Trust Company, its affiliates and other institutions and organizations (collectively, the “Institutions”) acting on behalf of their customers and other beneficial owners (the “Customers”) and for their own account. Shares of the Portfolios will be available for purchase, as described from time to time in the Trust’s Prospectuses and Statements of Additional Information, by Institutions directly or through procedures established in connection with the requirements of their qualified accounts.

Shares of the Portfolios will not be subject to a sales charge and will not be subject to shareholder servicing fees.

Service Shares of the Money Market Portfolios

Service Shares of each Money Market Portfolio will be available for purchase by Institutions as described from time to time in the Trust’s Prospectuses and Statements of Additional Information.

Service Shares of each Portfolio will initially be designed to be purchased by investors having a relationship with an organization that requires that administrative support services be provided to the investors by a servicing agent.

Service Shares of the Money Market Portfolios will not be subject to a sales charge or shareholder servicing fees.

Administrative support services provided or arranged to be provided under the Money Market Non-12b-1 Plan may include: (i) acting or arranging for another party to act, as recordholder and nominee of all Service Shares of a Portfolio beneficially owned by Customers; (ii) establishing and maintaining individual accounts and records with respect to Service Shares of a Portfolio owned by Customers; (iii) processing and issuing confirmations concerning Customer orders to purchase, redeem and exchange Service Shares of a Portfolio; (iv) receiving and transmitting funds representing the purchase price or redemption proceeds of Service Shares of a Portfolio; (v) processing dividend payments on behalf of Customers; (vi) forwarding shareholder communications from the Trust; (vii) providing such statistical and other information as may be reasonably requested by the Trust or necessary for the Trust to comply with applicable federal or state law; (viii) facilitating the inclusion of a Portfolio in investment, retirement, asset allocation, cash management or sweep accounts or similar products or services offered to Customers or to Customers of other service agents; (ix) facilitating electronic or computer trading and/or processing in a Portfolio to Customers or to Customers of other service agents; and (x) performing any other similar administrative support services.

Premier Shares of the Money Market Portfolios

Premier Shares of each Money Market Portfolio will be available for purchase by Institutions as described from time to time in the Trust’s Prospectuses and Statements of Additional Information

Premier Shares of each Portfolio will initially be designed to be purchased by investors having a relationship with an organization that requires that administrative support services and shareholder liaison services be provided to the investors by a servicing agent.

Premier Shares of the Money Market Portfolios will not be subject to a sales charge. Premier Shares of the Money Market Portfolios (other than Treasury Portfolio and Treasury Instruments Portfolio) will not be subject to shareholder servicing fees.

Administrative support services provided or arranged to be provided under the Money Market Non-12b-1 Plan may include: (i) acting or arranging for another party to act, as recordholder and nominee of all Premier Shares of a Portfolio beneficially owned by Customers; (ii) establishing and maintaining individual accounts and records with respect to Premier Shares of a Portfolio owned by Customers; (iii) processing and issuing confirmations concerning Customer orders to purchase, redeem and exchange Premier Shares of a Portfolio; (iv) receiving and transmitting funds representing the purchase price or redemption proceeds of Premier Shares of a Portfolio; (v) processing dividend payments on behalf of Customers; (vi) forwarding shareholder communications from the Trust; (vii) providing such statistical and other information as may be reasonably requested by the Trust or necessary for the Trust to comply with applicable federal or state law; (viii) facilitating the inclusion of a Portfolio in investment, retirement, asset allocation, cash management or sweep accounts or similar products or services offered to Customers or to Customers of other service agents; (ix) facilitating electronic or computer trading and/or processing in a Portfolio to Customers or to Customers of other service agents; and (x) performing any other similar administrative support services.

Personal and account maintenance services provided or arranged to be provided under the Money Market Non-12b-1 Plan may include: (i) providing facilities to answer inquiries and respond to correspondence with Customers and other investors about the status of their accounts or about other aspects of the Trust or the applicable Portfolio; (ii) assisting Customers in completing application forms, selecting dividend and other account options and opening custody accounts with the service agents; (iii) providing services to Customers intended to facilitate, or improve their understanding of the benefits and risks of, a Portfolio to Customers, including asset allocation and other similar services; (iv) acting as liaison between Customers and the Trust, including obtaining information from the Trust and assisting the Trust in correcting errors and resolving problems; and (v) performing any similar shareholder liaison services.

Premier Shares of the Treasury Portfolio and Treasury Instruments Portfolio

Premier Shares of the Treasury Portfolio and Treasury Instruments Portfolio will be available for purchase by The Northern Trust Company (“TNTC”), acting on behalf of its customers (“Customers”). Premier Shares of the Treasury Portfolio and Treasury Instruments Portfolio will be available for purchase, as described from time to time in the respective Portfolio’s Prospectus and Statement of Additional Information, by TNTC through procedures established for its sweep accounts. Premier Shares of the Treasury Portfolio and Treasury Instruments Portfolio will be subject to a servicing fee payable pursuant to the non-12b-1 shareholder servicing plan adopted for the Premier Shares of up to 0.05% (on an annualized basis) of the average daily net asset value of the Premier Shares beneficially owned by Customers of TNTC.

Siebert Williams Shank Shares of the U.S. Government Select Portfolio and Treasury Instruments Portfolio

Siebert Williams Shank Shares of the U.S. Government Select Portfolio and Treasury Instruments Portfolio will be available for purchase by Siebert Williams Shank acting on behalf of its customers (“Customers”) and for its own accounts. Siebert Williams Shank Shares will be available for purchase, as described from time to time in the Trust’s Prospectuses and Statements of Additional Information, by Siebert Williams Shank directly or through procedures established in connection with the requirements of its qualified accounts.

Siebert Williams Shank Shares will not be subject to a sales charge and will not be subject to shareholder servicing fees.

C.	Exchange Privileges

Shares of the Money Market Portfolios

Institutions and, to the extent permitted by their account agreements, Customers generally will be permitted to exchange Shares of a Money Market Portfolio for Shares of another Money Market Portfolio or shares of other portfolios of the Trust (as provided for in the Prospectus for Shares) as to which the Institution or Customer maintains an existing account with an identical title.

Service Shares of the Money Market Portfolios

To the extent permitted by their account agreements, Customers generally will be permitted to exchange Service Shares of a Money Market Portfolio for Service Shares of another Money Market Portfolio or shares of other portfolios of the Trust (as provided for in the Prospectuses for Service Shares) as to which the Customer maintains an existing account with an identical title.

Premier Shares of the Money Market Portfolios

To the extent permitted by their account agreements, Customers generally will be permitted to exchange Premier Shares of a Money Market Portfolio for Premier Shares of another Money Market Portfolio or shares of other portfolios of the Trust (as provide for in the Prospectuses for the Premier Shares) as to which the Customer maintains an existing account with an identical title.

Siebert Williams Shank Shares of the U.S. Government Select Portfolio and Treasury Instruments Portfolio

To the extent permitted by their account agreements, Customers generally will be permitted to exchange Siebert Williams Shank Shares of a Portfolio for Siebert Williams Shank Shares of another Portfolio (as provided for in the Prospectus for Siebert Williams Shank Shares) as to which the Customer maintains an existing account with an identical title.

D.	Methodology for Allocating Expenses Among Classes

Expenses of a Portfolio are classified as being either joint or class-specific.

Joint expenses of a Portfolio are allocated daily to each class of shares of such Portfolio in accordance with Rule 18f-3(c). Class-specific expenses of a Portfolio are allocated to the specific class of shares of such Portfolio.

Originally Adopted:	July 11, 1995
Last Amended and Restated:	May 16, 2024